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                                                                    EXHIBIT 4.10


                   [FORM OF ASSIGNMENT OF FREIGHTS AND HIRES]


                                     **A**

                                     **B**


                        ASSIGNMENT OF FREIGHTS AND HIRES


        The undersigned, **A**, a corporation organized and existing under the laws of [the Republic of Liberia] [the Commonwealth of the Bahamas] (the "Assignor"), in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt of which is hereby acknowledged, has sold, assigned, transferred and set over and by this instrument does sell, assign, transfer and set over unto UNITED STATES TRUST COMPANY OF NEW YORK (the "Assignee"), a New York corporation, as Trustee pursuant to, and for the benefit of the Holders of the Securities (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of the date hereof among Teekay Shipping Corporation (the "Company"), certain subsidiaries of the Company and the Trustee (the "Indenture"; terms used herein and not otherwise defined shall be used herein as defined in the Indenture), and unto the Assignee's successors and assigns, to its and its successors' and assigns' own proper use and benefit and does hereby grant to the Assignee a security interest in all the right, title, interest, claim and demand of the Assignor in and to (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the use, operation or chartering by the Assignor or its agents of the [Liberian] [Bahamian] documented vessel **B**, Official No. **C** (the "Vessel"), including, without limitation, all rights arising out of the owner's lien on cargoes and subfreights thereunder, (ii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, arising out of the breach of any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of the Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future use, operation or chartering of the Vessel or arising out of or in any way


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connected with any and all present and future requisitions, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of the Vessel, (iii) all moneys and claims due and to become due to the Assignor, and all claims for damages and all insurances and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, and
(iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof. The liability of the Assignor under this Assignment shall be limited by the provisions of
Section 2 of the Guarantee.

     Section 1. Recital. This Assignment is given as security for all of the obligations of the Assignor under its Guarantee dated the date hereof (the "Guarantee"), the payment of the principal of (and premium, if any) and interest on the Securities, the payment of all other sums of money payable by the Company under the Indenture, the payment of all other sums of money payable by the Shipowner under this Assignment and the other Guarantor Security Documents to which it is a party, and the payment of all sums payable by the other Guarantors under their respective Subsidiary Guarantees and Guarantor Security Documents (collectively, the "Obligations"), and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment, and of the Company and the Guarantors in the Indenture and the Security Documents.

     Section 2. Representations and Warranties. The Assignor hereby represents and warrants to the Assignee, as an inducement to the Assignee to accept this Assignment, that neither the whole nor any part of the right, title and interest hereby assigned is the subject of any present assignment, security interest or pledge other than any assignments for the benefit of the Assignee.

     Section 3.  Covenants.  The Assignor hereby covenants to the Assignee that:

          (a) If an Event of Default has occurred and is continuing and the Assignee has given the Assignor written notice thereof, and without derogation of the rights of the Assignee under Section 5 hereof to issue instructions to the charterers and other obligors directly, the Assignor shall specifically authorize and direct each charterer or other obligor to make payment of all of the freights, hire and other moneys hereby assigned directly to the Cash Collateral Account in accordance with the Cash Collateral Account Agreement, and shall deliver to the Assignee the written acknowledgment of such charterer or other obligor of such instructions. Notwithstanding anything to


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     the contrary, the Assignor and the Assignee hereby agree that so long as no Event of Default shall have occurred and be continuing, the Assignor shall be entitled to receive and retain any and all moneys otherwise assigned hereunder.

          (b) The Assignor shall notify the Assignee promptly of any and all time charter parties or series of successive voyage charter parties or contract of affreightment entered into by the Assignor respecting the Vessel having an indicated duration of at least six (6) months and, upon the Assignee's request, any other charter party. The Assignor shall also provide the Assignee with a true and complete copy of the agreements specified in this paragraph (b) upon the Assignee's request. The Assignor shall execute any further assignments of its rights, titles and interests pursuant to any and all such agreements, as the Assignee may, at its sole discretion, require.

          (c) So long as this Assignment is in effect, the Assignor shall not assign, grant a security interest in or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors, endorsees and/or assigns without the prior written consent of the Assignee and it shall not take or omit to take any action, the taking or omission of which might result in any material alteration or impairment of this Assignment or any of the rights created by this Assignment.

          (d) The Assignor covenants and agrees with the Assignee that the Assignor will (i) duly perform and observe all of the terms and provisions of any charter or contract of affreightment on the part of the Assignor to be performed or observed; and (ii) clearly record on the books and records of the Assignor notations of this Assignment.

          (e) At any time and from time to time, upon the written request of the Assignee, the Assignor shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

          (f) Whenever requested by the Assignee, the Assignor shall deliver letters to each of its agents and representatives into whose hands or control may come any earnings, moneys and property hereby assigned, informing each such addressee of this Assignment and instructing such addressee to remit or deliver promptly to the Assignee all earnings, moneys and property hereby assigned which may come into the addressee's hands or control and to continue to make such remittances or delivery until such time as the addressee may receive written notice or instructions to

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the contrary direct from the Assignee.  Each such addressee shall acknowledge directly to the Assignee receipt of the Assignor's letter of notification and instructions.

        Section 4. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any charter or contract of affreightment by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of the Assignor under or pursuant to any charter or contract of affreightment nor to make any payment, nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or which it may be entitled to hereunder at any time or times.

        Section 5. Payment Directions to Charterers; Power of Attorney; Financing Statements. Upon the occurrence and continuance of an Event of Default and issuance of notice thereof to the Assignor, the Assignee shall be entitled to direct the charterers and other obligors to pay all moneys assigned hereunder to such bank account in New York City or elsewhere as the Assignee may from time to time designate. Upon request of the Assignor, the Assignee shall furnish the Assignor with information from time to time as to the accounts into which moneys assigned hereunder are paid, the amounts and sources of such payments and the amounts and application of moneys withdrawn therefrom. The Assignee, its successors and assigns, are hereby constituted lawful attorneys of the Assignor, irrevocably, with full power (in the name of the Assignor or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of any charter or contract of affreightment or otherwise, and any claim made by the Assignee hereunder or under any charter or contract of affreightment, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, the Assignor. The Assignor hereby irrevocably authorizes the Assignee to file, at any time and from time to time, at the Assignor's expense, such financing and continuation statements or papers of similar purpose or effect relating to this Assignment, without the Assignor's signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor's attorney-in-fact to execute any such statements in the Assignor's


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name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interest conferred hereby.

        Section 6. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

        Section 7. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America. The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. The Assignor hereby irrevocably appoints Haight, Gardner, Poor & Havens (the "Process Agent"), with an office on the date hereof at 195 Broadway, New York, New York 10007, United States, as its agent to receive on behalf of the Assignor and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to any other Security Document to which the Assignor is a party. Such service may be made by mailing or delivering a copy of such process to the Assignor in care of the Process Agent at the Process Agent's above address, and the Assignor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Assignor also irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Assignor at its address specified in the Indenture. The Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner


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permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or its property in the courts of any other jurisdiction.

        Section 8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, telex, facsimile transmission, or other direct written electronic means to the applicable address set opposite such party's name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

                        If to the Assignee:

                        United States Trust Company of New York
                        114 West 47th Street
                        New York, New York  10036-1532
                        Attention:  Trust Administration
                        Facsimile:  (212) 852-1625


                        If to the Assignor:

                        **A**
                        c/o Teekay Shipping Corp.
                        Tradewinds Building
                        Sixth Floor
                        Bay Street
                        P.O. Box SS-6293
                        Nassau, Commonwealth of the Bahamas
                        Attention:  Managing Director
                        Facsimile:  (809) 328-7330


        Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, telex or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

        Section 9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.


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        Section 10. Termination.  This Assignment shall terminate, and be of no further force and effect, upon (i) the payment in full of all of the Obligations and the performance and observance of all agreements, covenants and provisions contained in the Guarantee and the Mortgage, and of the Company and the Assignor under the Indenture, and the absence of any further actual or contingent liability in respect of any thereof, (ii) the occurrence of the Termination and Release or (iii) the substitution of a Qualified Substitute Vessel for the Vessel under the Indenture.


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        IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly
executed this    day of       ,       .

                                        **A**


                                        By:
                                            ------------------------
                                            Name:
                                            Title:


The terms and conditions of
this Assignment are hereby
ACCEPTED BY:

UNITED STATES TRUST COMPANY
  OF NEW YORK, as Trustee


By:
    ------------------------
    Name:
    Title:


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